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                                                                    EXHIBIT 3(5)

                              Amended and Restated
                                     Bylaws
                                       Of
                                  MGM MIRAGE (A)
                             (As of January 1, 2001)


                                    ARTICLE I
                                  STOCKHOLDERS


SECTION 1. PLACE OF MEETING. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, as may be determined by resolution of the Board of Directors.

SECTION 2. VOTING. Stockholders shall be entitled to vote at meetings either in person or by proxy appointed by instrument in writing subscribed by the stockholder or by his duly authorized attorney. In any such voting, each stockholder shall be entitled to vote his shares of stock in accordance with his own interests and without regard to the interests of other stockholders. Each stockholder shall be entitled to one vote for each share of stock registered in his name on the books of the corporation on the record date set by the Board of Directors.

SECTION 3. QUORUM. Any number of stockholders together holding at least a majority of the stock issued and outstanding, who shall be present in person or represented by proxy at any meeting duly called, shall be requisite to and shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the certificate of incorporation or by these bylaws.

SECTION 4. ADJOURNMENT OF MEETINGS. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the stockholders present or represented by proxy for a period of not exceeding one month at any one time, without any notice other than by announcement at the meeting, until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned, in like manner, for such time or upon such calls as may be determined by vote. At any adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 5. ANNUAL ELECTIONS OF DIRECTORS. The annual meeting of stockholders for the election of directors and the transaction of other business shall be held on such date and


--------------------------------
(A) Amended to include (1) June 13, 2000 resolution of Executive Committee to increase the membership of that Committee to eleven members, and (2) December 6, 2000 resolution of Executive Committee to include the Chief Executive Officer of Mirage Resorts as an officer of the Company.

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at such time as may be determined by resolution of the Board of Directors. If any date so determined shall be a legal holiday in the place at which the meeting is to be held, the meeting shall be held on the next succeeding business day. At each annual meeting the stockholders shall, by plurality vote, by ballot, elect a Board of Directors and at any such meeting such other corporate business as may properly come before the meeting may be transacted.

SECTION 6. LIST OF STOCKHOLDERS. A full list of the stockholders entitled to vote at each election, arranged in alphabetical order, with the residence of each and the number of shares held by each, shall be prepared by the Secretary and filed in the office where the election is to be held, at least ten (10) days before the election, and shall at all times during the usual hours of business during such period be open to the examination of any stockholder, for any purpose germane to the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 7. SPECIAL MEETING - HOW CALLED. Special meetings of the stockholders may be called (a) by the Chairman of the Board; (b) upon requisition in writing therefor, stating the purposes thereof, delivered to the Chairman of the Board or the Secretary and signed either by a majority of the Directors or by the holders of at least 10% of the outstanding Common Stock of the Company; or (c) by the resolution of the Board of Directors.

SECTION 8. MANNER OF VOTING AT STOCKHOLDERS' MEETINGS. At all meetings of stockholders, all questions, except the question of an amendment of the bylaws, the election of directors, and all such other questions, the manner of deciding of which is specially regulated by statute, shall be determined by a majority vote of the stockholders present in person or represented by proxy. Voting for the election of Directors shall be by ballot. All other voting shall be VIVA VOCE, unless otherwise provided by the law, the Chairman of the meeting or these bylaws.

SECTION 9. NOTICE OF ALL STOCKHOLDERS MEETINGS. Written notice of each annual and special meeting, stating the place, date, and time of the meeting and the nature of the business to be considered, shall be given by the Secretary or an assistant Secretary not less than ten (10) nor more than sixty (60) days before the meeting to each stockholder entitled to vote at the meeting at his post office address as it appears on the stock records of the corporation, except as otherwise provided by law, the certification of incorporation or these bylaws.

No business other than that stated or included in the notice shall be transacted at any special meeting of stockholders.

SECTION 10. CLOSING BOOKS. The Chairman of the Board or any officer designated by the Board of Directors may close the transfer books of the corporation not less than ten (10) nor more than sixty (60) days before the date specified for any annual or special meeting of stockholders.

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SECTION 11. CONSENT IN LIEU OF MEETING. Any action which is required or may be taken at any annual or special meeting of stockholders may be taken without a meeting in accordance with the General Corporation Law of Delaware.

                                   ARTICLE II
                                    DIRECTORS


SECTION 1. FIRST MEETING. Each newly elected Board of Directors may hold their first meeting for purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the Directors, or may be called and held in the manner hereinafter provided for special meetings.

SECTION 2. ELECTION OF OFFICERS. At such meeting, the Directors shall elect from their number a Chairman of the Board, a Chairman of the Executive Committee of the Board, a Chief Executive Officer, a Treasurer and a Secretary and may elect a President, one or more Vice Chairmen of the Board, one or more Vice Presidents, one or more assistant Treasurers, one or more Assistant Secretaries, a Controller, a General Counsel, and a Chief Executive Officer for the Mirage Resorts, Incorporated subsidiary, who need not be directors. The same person may hold more than one (1) office. Such officers shall hold office until the next annual election of officers and until their successors are elected and qualify, unless sooner removed as hereinafter provided.

SECTION 3. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors.

SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, and on the written request of any two Directors shall be so called, on twenty four (24) hour notice, which may be written or oral.

SECTION 5. NUMBER OF DIRECTORS AND QUORUM. The number if Directors shall be not less than one nor more than twenty, as may be determined from time to time by resolution of the Board of Directors. A majority of the number so determined by the Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at a meeting in the presence of a quorum shall constitute the act of the Board of Directors, except as otherwise provided by law or certificate of incorporation or these bylaws. If less than a quorum shall be in attendance at the time for which said meeting shall have been called, those present may, by majority vote, adjourn said meeting to another date certain. Directors need not be stockholders.

SECTION 6. PLACE OF MEETING. The Directors may hold their meetings at such place as they may from time to time by resolution determine, within or without the State of Delaware, and may participate in such meeting by means of conference telephone or similar

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communications equipment in accordance with the General Corporation Law of
Delaware.

SECTION 7. CONSENT IN LIEU OF MEETING . Any action which is required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting in accordance with the General Corporation Law of Delaware.

SECTION 8. GENERAL POWERS OF DIRECTORS. The Board of Directors shall manage the business of the corporation or shall direct such management through the officers and employees of the corporation, and, subject to the restrictions imposed by law, the certificate of incorporation or these bylaws, may exercise all the powers of the corporation.

SECTION 9. SPECIFIED POWERS OF DIRECTORS. Without prejudice to such general powers, it is hereby expressly declared that the Board of Directors shall have the following powers, subject to applicable law, the certificate of incorporation and these bylaws:

(1)    To adopt a common seal of the corporation.
(2) To make and change regulations, not inconsistent with these bylaws, for the management of the corporation's business and affairs.
(3) To purchase or otherwise acquire for the corporation any property, rights or privileges which the corporation is authorized to acquire, at such price or consideration and generally on such terms and conditions, as they think fit.
(4) To pay for any property purchased for the corporation either wholly or partly in money, stock, bonds, debentures or other securities for the corporation.
(5) To borrow money and to make and issue notes, bonds, debentures, and other negotiable and transferable instruments, mortgages, deeds of trust, and trust agreements, and to do every act and thing necessary to effectuate them.
(6) To remove any officer, with or without cause, and in their discretion, from time to time, to devolve the powers and duties of any officer upon any other person for the time being.
(7) To appoint and remove or suspend such subordinate officers, employees, agents or factors as they may deem necessary and to determine their duties.
(8) To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers, agents, employees and factors, and to determine their duties and fix, and from time to time change, their salaries or remuneration and to require security as and when they think fit.
(9) To determine who shall be authorized on the corporation's behalf to make and sign bills, notes, acceptances, endorsements, checks, releases, receipts, contracts and other instruments.
(10) To determine who shall be entitled to vote in the name and behalf of the corporation upon, or to assign and transfer, any shares of stock, bonds, or other securities of other corporations held by the corporation.
(11)   To call special meetings of stockholders for any purpose or purposes.
(12) To fix and from time to time change the salaries or remuneration of all officers, agents, employees or factors and to require security as and when they think fit.

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(13)   To fill vacancies in the offices of the Chairman of the Board, Vice
       Chairman of the Board, President, Vice President, Secretary, Treasurer or Controller, as well as any other vacancies as may exist in the offices of the corporation.
(14)   To fill vacancies in the Board of Directors.

SECTION 10. COMPENSATION OF DIRECTORS. Directors who receive compensation as full time officers or as full time employees of the corporation or any of its subsidiaries shall receive no compensation for services as Directors. The Board of Directors may, by resolution, fix the compensation to be paid to all other Directors for their services as Directors of the corporation, including attendance at meetings.

SECTION 11. INTERESTED DIRECTORS. No Contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:
1. The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors, and the Board of Directors in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or
2. The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the holders of a majority of the stock outstanding; or
3. The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.
Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors, or of a committee which authorizes the contract or transaction.

SECTION 12. INDEMNIFICATION. The Corporation shall, to the fullest and broadest extent permitted by law, indemnify all persons whom it may indemnify pursuant thereto. The corporation may, but shall not be obligated to, maintain insurance, at its expense, to protect itself and any other person against any liability, cost or expense. The foregoing provision of this section shall be deemed to be a contract between the corporation and each person who may be indemnified pursuant to this section at any time while this section and the relevant provisions of the general Corporation Law of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. Notwithstanding the foregoing provisions of this section, the corporation shall not

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indemnify persons seeking indemnity in connection with any threatened, pending or completed action, suit or proceeding voluntarily brought or threatened by such person unless such action, suit or proceeding has been authorized by a majority of the entire Board of Directors.

                                   ARTICLE III
                                    OFFICERS

SECTION 1. OFFICERS. The officers of the corporation shall be a Chairman of the Board, a Chairman of the Executive Committee of the Board, one or more Chief or Co-Chief Executive Officers, a Treasurer, a Secretary, and may include a President, one or more Vice Chairman of the Board, one or more Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, a Controller, a General Counsel, a Chief Executive Officer for the Mirage Resorts, Incorporated subsidiary, and such other officers as the Directors may elect.

SECTION 2. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors and stockholders. The Chairman of the Board shall also have power to call special meetings of the stockholders and Directors, for any purpose or purposes; he shall appoint and discharge, subject to the approval of the directors, employees and agents of the corporation, prescribe their duties and fix their compensation, and shall make and sign bonds, mortgages and other contracts and agreements in the name and behalf of the corporation, except when the Board of Directors by resolution permits the same to be done by some other officer or agent; he shall when so authorized by the Board of Directors, affix the seal of the corporation to any instrument requiring the same, and the same, when so affixed, shall be attested by the signature of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, or such officer or agent as may be designated by the Board; he shall see that the books, reports, statements, and certificates required by the statute under which the corporation is organized or any other laws applicable thereto are properly kept, made and filed according to law; and he is generally to do and perform all acts incident to the office of Chairman of the Board or which are authorized or required by law. He shall see that all orders and resolutions of the Board of Directors are carried into effect subject, however, to the right of the Directors to delegate any specific powers except such as may by statute be exclusively conferred upon the Chairman of the Board to any other officer or officers of the corporation. He shall have such other powers and duties as may be conferred upon him by the Board of Directors and shall report directly to the Board of Directors.

SECTION 3. CHAIRMAN OF THE EXECUTIVE COMMITTEE OF THE BOARD.
The Chairman of the Executive Committee of the Board shall preside at all meetings of the Executive Committee. He shall have such powers and duties as may be conferred upon him by the Board of Directors and shall perform all of the duties commonly incident to such office.

SECTION 4. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have the same authority to act on behalf of the corporation as the President, and in addition, the Chief

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Executive officer shall have full authority to execute proxies on behalf of the corporation, to vote stock owned by it in any other corporation, and to execute powers of attorney appointing other corporations, partnerships or individuals as the agent of the corporation. The Chief executive officer shall be subject to the control of the Board of Directors. In the event of a difference of opinion between the Chief Executive Officer and the President, the decision of the Chief Executive Officer shall prevail.

SECTION 5. PRESIDENT. The President, if any shall have the powers and duties as may be conferred upon him by the Board of Directors

SECTION 6. VICE CHAIRMAN OF THE BOARD. Each Vice Chairman of the Board, if any, shall have the powers and duties as may be conferred upon him by the Board of Directors and shall perform all of the duties commonly incident to said office.

SECTION 7. VICE PRESIDENTS. Each Vice President, if any, shall have such powers and shall perform such duties as may be assigned to him by the Board of Directors, provided that one of the Vice Presidents may be designated the Chief Financial Officer of the Corporation. In the case of a death, absence or disability of the President, the duties of the office of the President shall be performed by the Vice Presidents in the order of priority established by the Board, unless and until the Board of Directors shall otherwise direct.

SECTION 8. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and Directors, and all other notices required by law or by these bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board, or by the Directors or stockholders upon whose requisition the meeting is called as provided in these bylaws. He shall record all the proceedings of the meeting of the corporation and of the Directors (and when requested of the Executive and any standing committee) in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Directors or the Chairman of the Board. He shall have the custody of the seal of the corporation. He shall be sworn to the faithful discharge of his duties.

SECTION 9. ASSISTANT SECRETARIES. Each assistant Secretary, if any, shall have such powers and shall perform such duties as may be assigned to him by the Board of Directors. In the case of the death, absence or disability of the Secretary, the duties of the office of Secretary shall be performed by the assistant Secretaries in the order of priority established by the Board, unless and until the Board of Directors shall otherwise direct.

SECTION 10. TREASURER. The Treasurer shall have the custody of all funds, securities, evidences of indebtedness and other valuable documents of the corporation, and shall deposit the same in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall enter or cause to be entered in books of the corporation to be kept for that purpose full and accurate accounts of all monies received on account of the corporation, and, whenever required by the Chairman of the Board or the Directors, he shall render a statement of his cash accounts; he shall, unless otherwise determined by the Directors, have charge of the original stock books,

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transfer books and stock ledgers, and act as transfer agent in respect of the stock and securities of the corporation; and he shall perform all of the other duties incident to the office of the Treasurer.

SECTION 11. ASSISTANT TREASURERS. Each Assistant Treasurer, if any, shall have such powers and shall perform such duties as may be assigned to him by the Board of Directors. In the case of the death, absence or disability of the Treasurer, the duties of the office of Treasurer shall be performed by the Assistant Treaurer in the order of priority established by the Board, unless and until the Board of Directors shall otherwise direct.

SECTION 12. CONTROLLER. The Controller, if any, shall be responsible for the maintenance of adequate accounting records of all assets, liabilities, and transactions of the Corporation. The Controller shall prepare and render such balance sheets, income statements and other financial reports as the Board of Directors or the Chairman of the Board may require, shall disburse the funds of the corporation as may be ordered by the Board of Directors, and shall perform such other duties as may be assigned to him by the Board of Directors.

SECTION 13. ASSISTANT CONTROLLERS. Each Assistant Controller, if any, shall have such powers and shall perform such duties as may be assigned to him by the Board of Directors. In the case of the death, absence or disability of the Controller, the duties of the Office of the Controller shall be performed by an assistant Controller in the order of priority established by the Board of Directors unless and until the Board of Directors shall otherwise direct.

SECTION 14. GENERAL COUNSEL. The General Counsel, if any, shall have such powers and shall perform such duties as may be assigned by the Board of Directors or the Chairman of the Board and shall perform all of the duties commonly incident to such office.

SECTION 15. CHIEF EXECUTIVE OFFICER FOR THE MIRAGE RESORTS, INCORPORATED SUBSIDIARY. The Chief Executive Officer for Mirage Resorts, Incorporated shall have such powers and shall perform such duties as may be assigned by the Board of Directors or the Chairman of the Board and shall perform all of the duties commonly incident to such office.

SECTION 16. ABSENCE OF OFFICER. In the case of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board may delegate the powers and duties of such officer to any other officer or to any Director for the time being.


                                   ARTICLE IV
                                  RESIGNATIONS
                              FILLING OF VACANCIES

SECTION 1. RESIGNATIONS. Any Director, member of a committee or other officer may resign at any time, subject to any applicable contract provisions. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified at the time of its receipt by the Chairman of the Board, President or Secretary.

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The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

SECTION 2. FILLING OF VACANCIES. If the office of any member of a committee or of any officer or agent becomes vacant, the Directors in office, although less than a quorum, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen. A vacancy in the Board of Directors may be filled by the stockholders or by the Directors in office (although less than a quorum) or by a sole remaining Director.

                                    ARTICLE V
                                  CAPITAL STOCK

SECTION 1. ISSUE OF CERTIFICATES OF STOCK. Certificates of the shares of the capital stock of the corporation shall be in such form as shall be approved by the Board of Directors. They shall be numbered and shall be entered in the books of the corporation as they are issued and shall exhibit the holders' name and the number of shares. Each stockholder shall be entitled to a certificate of his stock under the seal of the corporation, signed by the Chairman of the Board, President or a Vice President, and also by the Secretary or an Assistant Secretary, or by the Treasurer or an Assistant Treasurer. Any or all of such signatures may be a facsimile. No stock certificate shall be valid unless countersigned and registered in such manner, if any, as the Directors shall by resolution prescribe.

SECTION 2. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives; and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the Board of Directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer. The Board of Directors may appoint a transfer agent and also may appoint a registrar of transfer and may require all stock certificates to bear their signatures.

SECTION 3.DIVIDENDS. The Board of Directors may declare dividends from the surplus or net profits arising from the business of the corporation as and when it deems expedient. Before declaring any dividend, there may be reserved out of the accumulated profits, such sum or sums as the Board of Directors from time to time in its discretion considers proper for working capital or as a reserve fund to meet contingencies or for such other purposes as the Board of Directors shall think conductive to the interests of the corporation. The Board of Directors may close the transfer books not more than sixty (60) days next preceding the day appointed for the payment of any dividend.

SECTION 4. LOST CERTIFICATES. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact, and if requested to do so by the Board of Directors, may require, and shall advertise such fact in such manner as the Board of Directors may require, and shall give the corporation a bond of indemnity in such sum as the Board of Directors may direct, but not less than double the value of the

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stock represented by such certificate, in form satisfactory to the Board of
Directors and to the transfer agent and registrar of the corporation, and with or without sureties as the Board of Directors with the approval of the transfer agent and registrar of the Corporation may prescribe; whereupon, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, may cause to be issued a new certificate of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed, but always subjected to the approval of the Board of Directors.

SECTION 5. RULES AS TO ISSUES OF CERTIFICATES. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock of the Corporation. Each and every person accepting from the corporation certificates of stock therein shall furnish the corporation a written statement of his or her residence or post office address.

SECTION 6. HOLDERS OF STOCK. The Board of Directors shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by law.


                                   ARTICLE VI
                                   AMENDMENTS

SECTION 1. AMENDMENTS OF BYLAWS. The Board of Directors by affirmative vote of a majority of the Directors, or the stockholders by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote if the substance of the proposed amendment shall have been stated in the notice of the meeting of stockholders, may amend or alter any of these bylaws.


                                   ARTICLE VII
                               EXECUTIVE COMMITTEE


SECTION 1. MEMBERSHIP. The Board of Directors may, by a resolution passed by a majority vote of the whole Board of Directors, designate not less than one nor more than eleven (one of whom shall be the Chairman of the Board of the Corporation) of their number to constitute an Executive Committee. The Board of Directors may designate one or more Directors as alternative members of the Executive Committee, who may replace any absent or disqualified member at any meeting of the committee. If a member and his alternate are absent or disqualified, the members and alternate members thereof present at any meeting, whether or not they shall constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting.

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SECTION 2. POWERS. The Executive Committee shall have and exercise all of the powers and authority of the Board of Directors as may be lawfully delegated with the respect to the management of the business and affairs of the corporation and shall have the power and authority to authorize the issuance of stock, to declare a dividend, and to authorize the seal of the corporation to be affixed to all papers which may require it. During the intervals between the meetings of the Board of Directors, subject to the provisions of applicable law, the Executive Committee shall possess and may exercise all the powers of the Board of Directors in the management and direction of the business and conduct of the affairs of the corporation in such manner as the Executive Committee may deem best for the interest of the corporation, in all cases in which specific contrary directions shall not have been given by the Board of Directors. The exercise of any such powers by the Executive Committee may be accepted as a conclusive presumption that the Board of Directors was not then in session by any person not having notice to the contrary. Except as specifically provided to the contrary in these bylaws or by law, any powers or authority granted to the Board of Directors by these bylaws shall additionally be deemed to be granted to the Executive Committee.

SECTION 3. REPORTS AND RECORDS. The Board of Directors shall appoint one of the members of the Executive Committee to be Chairman of the Executive Committee. All acts and resolutions of the Executive Committee shall be recorded in a minute book to be kept with the books and records of the corporation. The Executive Committee shall fix its own rules at stated times or on notice to all by any one of their number or by resolution of the Board of Directors. A majority of the members of the Executive Committee shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The Secretary of the corporation shall act as secretary of the Executive Committee, or in his absence or incapacity the Executive Committee may appoint a secretary to act in his place. The Board of Directors may fix the compensation of members of the Executive Committee for their services as such, but unless so fixed, the members of the Executive Committee shall be entitled to any compensation for their services as such.

                                  ARTICLE VIII
                                AUDIT COMMITTEE.

SECTION 1. MEMBERS. The Board of Directors may, by a resolution passed by a majority vote of the entire Board, designate two or more of their members to constitute an Audit Committee. The Audit Committee shall be comprised of Directors deemed by the Board of Directors independent of management and free from any relation that, in the opinion of the board of directors, would interfere with the exercise of independent judgement as a Committee member. Any member of the Audit Committee may be removed, with or without cause, at any time, by a majority vote of the Board of Directors. Any vacancy on the Committee shall be filled by a majority vote of the Board of Directors.

SECTION 2. ORGANIZATION. The Board of Directors shall appoint one of the members of the Audit Committee to be Chairman of the Audit Committee. The Audit Committee shall fix

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its own rules and procedures and shall meet where and as provided by such rules as stated times or on notice to all members, or by resolution of the Board of Directors. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business, and the action of a majority of those present at a meeting at which a quorum is present shall be the act of the Committee. The Board of Directors may fix the compensation of members of the Audit Committee for their services as such, but unless so fixed, the members of the Audit Committee shall not be entitled to any compensation for their services as such.

SECTION 3. DUTIES. The Audit Committee shall meet at least twice a year: once on or about the commencement date of the Audit by independent auditors of the corporation's accounts and once on or about the completion date of such audit. The Audit Committee shall meet more often if necessary or desirable, whenever such meetings are called by the Chairman of the Audit Committee or the Chairman of the Board or President. The Audit Committee shall recommend to the Board of Directors each year the auditors for the following year to be presented to the stockholders for approval. The Audit Committee also shall pass upon the breadth, scope and adequacy of the Audit and the accounting practices and procedures of the corporation, including the breadth, scope and adequacy of internal auditing policies. The Audit Committee shall make any recommendations which, in its judgment, should receive the attention of the Board of Directors of the corporation. All acts and resolutions of the Audit Committee shall be recorded in a minute book to be kept with books and records of the corporations.


                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

SECTION 1. FISCAL YEAR. The fiscal year of the corporation shall commence on January 1 in each year.

SECTION 2. REGISTERED OFFICE. The registered office of the corporation shall be established and maintained at the office of the Corporation Trust Company, at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle, in the State of Delaware; The Corporation Trust Company shall be the registered agent of the corporation in charge thereof. A duplicate stock ledger shall be kept at such office.

SECTION 3. OTHER OFFICES. The corporation shall, in addition to its registered office in the State of Delaware, establish and maintain an office or offices at such other place or places as the Board of Directors may from time to time find necessary or desirable.

SECTION 4. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these bylaws to be given, personal notices is not meant unless expressly so stated; and any notice so required shall be deemed to be sufficient if given by depositing it in a post office box in a sealed post-paid wrapper addressed to the person entitled thereto at his post office address, as shown on the stock book of the corporation in the case of a stockholder, and to his last known post office address, if he is not a stockholder, and such

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notice shall be deemed to have been given on the day of such mailing. Any notice required to be given under these bylaws may be waived by the person entitled thereto.

SECTION 5. INSPECTION OF BOOKS. The Board of Directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the accounts and books of the corporation (except such as may, by statute, be specifically open to inspection) or any of them shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

SECTION 6. RECORD DATE, VOTING RIGHTS AND PRIVILEGES. The Board of Directors may fix in advance a record date for the determination of stockholders entitled to any voting rights or other privileges, all as permitted by the General Corporation Law of the State of Delaware.

SECTION 7. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, each consisting of one or more Directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

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